                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 18, 1997
                                                       ------------------


                          MICROLEAGUE MULTIMEDIA, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



      Pennsylvania                 1-11743                     23-2563090
 ----------------------       ------------------------     ---------------------
 (State or other Juris-       (Commission File Number)     (IRS Employer Identi-
diction of incorporation)                                      fication No.)


 100 Millersville Road, Lancaster, Pennsylvania                   17604
 ----------------------------------------------                 ---------
    (Address of principle executive offices)                    (Zip Code)


Registrant's telephone number, including area code   (717) 872-6567
                                                     --------------

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


                        No Exhibit Index appears herein.

         Items 7(a) and (b) of MicroLeague Multimedia, Inc.'s (the "Registrant") Current Report on Form 8-K, dated February 18, 1997 (the "Report") are hereby amended and restated in their entirety as follows:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                   RABBIT EARS PRODUCTIONS, INC. FINANCIAL STATEMENTS

                   Report of Independent Accountant.........................................................  3

                   Rabbit Ears Productions, Inc. Balance Sheets, December 31, 1996 and
                         December 31, 1995..................................................................  4

                   Rabbit Ears Productions, Inc. Statements of Operations for the years ended December 31, 1996 and December 31, 1995......................................  5

                   Rabbit Ears Productions, Inc. Statements of Cash Flow for the years ended December 31, 1996 and December 31, 1995......................................  6

                   Notes to Rabbit Ears Productions, Inc. Financial Statements..............................  7


             PRO FORMA FINANCIAL STATEMENTS.................................................................  9

                   Pro Forma Balance Sheet, December 31, 1996...............................................  10

                   Pro Forma Income Statement for the year ended December 31, 1996..........................  11

                   Pro Forma Income Statement for the year ended December 31, 1995..........................  12

                   Notes to Unaudited Consolidated Pro Forma Financial Information..........................  13



                        Report of Independent Accountant



To the Shareholders of
Rabbit Ears Productions, Inc.


I have audited the accompanying balance sheets of Rabbit Ears Productions, Inc. for the years ended December 31, 1996 and 1995, and the related statements of operations and cash flows. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position, operations and cash flows of Rabbit Ears Productions, Inc. for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.




JOSEPH S. GERBINO, CPA

Union, NJ  07083
April 29, 1997

                          RABBIT EARS PRODUCTIONS, INC.
                                 BALANCE SHEETS


                                                  December 31, 1996      December 31, 1995
                                                  -----------------      -----------------
ASSETS:
CURRENT ASSETS
   Cash and Cash Equivalents ....................        56,306                     --
   Accounts Receivable ..........................       141,973                  338,978
   Inventory ....................................        99,247                  524,656
   Prepaid and Other Current Assets .............          --                     14,500
                                                    -----------              -----------
Total Current Assets ............................       297,526                  878,134
                                                    -----------              -----------
PROPERTY, PLANT AND EQUIPMENT
   Property, Plant and Equipment ................       117,206                  117,206
   Less:  Accumulated Depreciation ..............      (117,206)                (105,692)
                                                    -----------              -----------
Net Property, Plant and Equipment ...............             0                   11,514
                                                    -----------              -----------
OTHER ASSETS
   Fixed Assets .................................          --                       --
   Less:  Accumulated Amortization ..............          --                       --
                                                    -----------              -----------
Total Other Assets ..............................             0                        0
                                                    -----------              -----------
TOTAL ASSETS ....................................       297,526                  889,648
                                                    ===========              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts Payable .............................     1,047,007                  999,788
   Notes Payable ................................     1,090,000                1,090,000
   Current Portion of Long-Term Debt ............          --                       --
   Accrued Expenses and Other Current Liabilities       143,689                  595,738
                                                    -----------              -----------
Total Current Liabilities .......................     2,280,696                2,685,526
LONG-TERM LIABILITIES
   Long-Term Debt ...............................       842,314                  206,850
                                                    -----------              -----------
Total Long-Term Liabilities .....................       842,314                  206,850
                                                    -----------              -----------
TOTAL LIABILITIES ...............................     3,123,010                2,892,376
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
   Common Stock .................................         1,942                    1,942
   Treasury Stock ...............................       (71,162)                 (71,162)
   Additional Paid In Capital ...................     8,088,347                8,561,075
   Accumulated Deficiency .......................   (10,844,611)             (10,494,583)
                                                    -----------              -----------

Total Stockholders' Equity ......................    (2,825,484)              (2,002,728)
                                                    -----------              -----------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY .........................       297,526                  889,648
                                                    ===========              ===========

                          RABBIT EARS PRODUCTIONS, INC.
                            STATEMENTS OF OPERATIONS



                                  For the Years Ended December 31,
                                    1996                   1995
                                ----------              ----------

Net Sales ...................    1,968,088               2,277,242
Cost of Sales ...............      911,610                 505,517
                                ----------              ----------
Gross Profit ................    1,056,478               1,771,725
Operating Expenses
   Depreciation Expense .....       11,514                  11,108
   General & Administrative .    1,247,891               3,239,551
                                ----------              ----------
Total Operating Expenses ....    1,259,405               3,250,659
                                ----------              ----------
Loss from Operations              (202,927)             (1,478,934)

   Interest Expense .........      147,101                  65,914
   Other Income .............         --                    (1,920)
                                ----------              ----------
Net Loss ....................     (350,028)             (1,542,928)
                                ==========              ==========

                          RABBIT EARS PRODUCTIONS, INC.
                             STATEMENTS OF CASH FLOW



                                                         For the Years Ended December 31,
                                                          1996                 1995
                                                      ----------            ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Loss ......... .............................     (350,028)           (1,542,928)
   Adjustments to Reconcile Net Loss to Net Cash
     in Operating Activities:
   Depreciation and Amortization ..................       11,514                11,108
Changes in Operating Assets and Liabilities:
   Decrease in Accounts Receivable ................      197,005             1,194,752
   Decrease in Inventories ........................      425,409               422,755
   Decrease in Other Current Assets ...............       14,500                65,191
   (Increase) Decrease in Accounts Payable ........       47,219              (653,975)
   (Increase) Decrease in other Accrued Liabilities     (151,311)                7,500
   Decrease in other Current Liabilities ..........     (209,988)              (10,012)
                                                      ----------            ----------
Net Cash (Used in) Operating Activities ...........      (15,680)             (505,609)
CASH FLOWS FROM INVESTING ACTIVITIES:
   Disposition of Property, Plant and Equipment ...            0                 1,920
                                                      ----------            ----------
Net Cash (Used in) Investing Activities ...........            0                 1,920
                                                      ----------            ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings on Long-Term Debt ...................      635,464                15,632
   Net Proceeds from Sale of Common Stock .........     (472,728)               26,964
                                                      ----------            ----------
Net Cash Provided by Investing Activities .........      162,736                42,596
                                                      ----------            ----------
NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS ...............................      147,056              (461,093)
CASH AND CASH EQUIVALENTS, beginning of period ....      (90,750)              370,343
                                                      ----------            ----------
CASH AND CASH EQUIVALENTS, end of period ..........       56,306               (90,750)
                                                      ==========            ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Cash Paid During the Period For:
     Interest .....................................      147,101                65,914
     Income Taxes .................................          250                   250


                          RABBIT EARS PRODUCTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 and 1995


Note 1 - BASIS OF PRESENTATION

         Rabbit Ears Productions, Inc. (the "Company") is primarily engaged in the development and distribution of audio, video and books for entertainment purposes sold throughout the United States.

         The financial statements are presented to reflect the acquisition by the Registrant as of February 18, 1997. Had the Company not been acquired, there would raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ACCOUNTING ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         For the purposes of reporting cash flows, cash and cash equivalents include cash on hand and cash in banks.

         PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment is stated at cost and is depreciated using the straight-line method over the asset's estimated useful life. Major additions to property, plant and equipment are capitalized at cost. Expenditures for repairs and maintenance are charged to expense as incurred.

         REVENUE RECOGNITION

         Revenues are recognized when a product is shipped or a service is performed, and when no significant obligations remain and collection is probable. Net revenues are comprised of the total sales billed during the period less the sales value of goods estimated to be returned, trade discounts and customer allowances anticipated at the time of shipment.

         RESEARCH AND DEVELOPMENT

         Research and development costs are included in the accompanying statements of operations as general and administrative expenses.

         SUBSEQUENT EVENTS:

         The Company was acquired on February 18, 1997 by the Registrant as discussed in Note 1. The terms of the purchase included the issuance of 268,097 shares of common stock in exchange for the outstanding assets of the Company.

Note 3 - LEASE COMMITMENT

         The Company leases office space under a non-cancelable operating lease expiring January 31, 1999. As of December 31, 1996, the minimum aggregate annual rental payments under the lease are as follows:

                         Year Ending
                         December 31,

                         1997                  $  74,800
                         1998                  $  81,033
                         1999                  $   6,800
                                              ----------

                         Total                 $ 162,633
                                               =========

         The lease provides for increases in real estate taxes and certain operating expenses.

         Total rent expense charged to operations for the years ended December 31, 1996 and 1995 was $72,788 and $83,353, respectively.

Note 4 - TAX BENEFIT OF NET OPERATING LOSS

         An income tax benefit of approximately $1,580,842 was not recorded by the Company for the year ended December 31, 1996. The benefit was not recorded because there is no possibility of realizing future value from the tax benefit due to the Company's assets being acquired effective February 18, 1997 as discussed in Note 1.

         (b) PRO FORMA FINANCIAL INFORMATION

The following Pro Forma Consolidated Balance Sheet (unaudited) at December 31, and Pro Forma Consolidated Statement of Operations (unaudited) for the year months ended December 31, 1996 give pro forma effect to (i) the Registrant's acquisition of Micro Sports, Inc. ("Micro Sports") on October 24, 1996 and (ii) the Registrant's acquisition of Rabbit Ears Productions, Inc. ("Rabbit Ears") described more fully under Item 2 of the Report, as if such transactions occurred as of December 31, 1996 for the Pro Forma Consolidated Balance Sheet and as of January 1, 1996 for the Pro Forma Consolidated Statement of Operations. Each of such acquisitions was treated as a "purchase" for accounting purposes.

The Pro Forma Consolidated Balance Sheet is based on (i) the Registrant's historical condensed consolidated balance sheet as of December 31, 1996 (which reflects the acquisition of Micro Sports on October 24, 1996), and (ii) Rabbit Ears' audited condensed balance sheet as of December 31, 1996.

The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 is based on (i) the Registrant's historical condensed consolidated statement of operations for the fiscal year ended December 31, 1996 (which reflects data for Micro Sports for the period beginning October 24, 1996 and
(ii) Rabbit Ears' audited condensed statement of operations for the year ended December 31, 1996.

The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995 is based on (i) the Registrant's historical, condensed consolidated statement of operations for the fiscal year ended December 31, 1995, (ii) Ablesoft's statement of operations for the nine months ended September 30, 1995,
(iii) Micro Sports statement of operations for the year ended December 31, 1995, and Rabbit Ears' audited condensed statement of operations for the year ended December 31, 1995.

The pro forma information does not purport to be indicative of the combined results of operations or financial position that would have been reported had these transactions taken place as of December 31, 1996 with respect to the Pro Forma Consolidated Balance Sheet or as of January 1, 1996 with respect to the Pro Forma Consolidated Statement of Operations, as the case may be, or future results of operations or financial position of the Registrant. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Registrant's historical financial statements and related notes thereto for the year ended December 31, 1996 included in its Annual Report on Form 10-KSB and the historical financial statements and notes thereto of Rabbit Ears for the years ended December 31, 1996 and 1995 included in the Report under Item 7(a).

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

                                                              Historical
                                                    -----------------------------
                                                                                         Pro Forma
                                                                                        Adjustments
                                                    MicroLeague*      Rabbit Ears    for Rabbit Ears(1)     Pro Forma
                                                    ------------      -----------    ----------------       ---------
                                                                                        (Unaudited)        (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents................        $     22,080     $      56,306    $      (56,306)       $     22,080
  Accounts receivable, net of allowance
    for returns and doubtful accounts......             867,915           141,973          (141,973)            867,915
  Inventory, net...........................           1,302,728            99,247           (49,247)          1,352,728
  Prepaid and other current assets.........             268,939                --                --             268,939
                                                     ----------       -----------      ------------         -----------
      Total current assets.................           2,461,662           297,526          (247,926)          2,511,662
Fixed assets, net..........................             858,290                --                               858,290
Goodwill, net..............................           1,592,301                --         2,336,900           3,929,201
Intangible assets, net.....................           2,307,710                --                             2,307,710
Other assets...............................             130,380                                                 130,380
                                                     ----------       -----------      ------------         -----------
      Total assets.........................          $7,350,343      $    297,526      $  2,089,374          $9,737,243
                                                    ===========      ============      ============          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable............................          $1,800,200       $ 1,090,000       $(1,090,000)         $1,800,200
  Current portion of long-term debt and
    capital leases.........................             338,626                                                 338,626
  Accounts payable.........................           1,488,647         1,047,007        (1,047,007)          1,488,647
  Accrued expenses.........................             796,300           143,689           131,311           1,071,300
                                                     ----------       -----------      ------------         -----------
      Total current liabilities............           4,423,773         2,280,696        (2,005,696)          4,698,773
Deferred tax liability.....................              83,300                --                --              83,300
Long-term debt and capital leases, net.....             673,085           842,314          (842,314)            673,085
                                                     ----------       -----------      ------------         -----------
      Total liabilities....................           5,180,158         3,123,010        (2,848,010)          5,455,158

Stockholders' equity (deficiency)..........           2,170,185        (2,825,484)        4,937,384           4,282,085
                                                     ----------       -----------      ------------         -----------
Total liabilities and stockholders' equity.          $7,350,343      $    297,526      $  2,089,374          $9,737,243
                                                    ===========      ============      ============          ==========

* Micro Sports balances are included in MicroLeague balances at December 31, 1996.

                          MICROLEAGUE MULTIMEDIA, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1996

                                                                                         Pro Forma        Pro Forma
                                            MicroLeague                                 Adjustments      Adjustments
                                           Consolidated  Micro Sports    Rabbit Ears  for Micro Sports  for Rabbit Ears   Pro Forma
                                           ------------  ------------    -----------  ----------------  ---------------   ---------
                                                          (Unaudited)                   (Unaudited)      (Unaudited)     (Unaudited)
Net Revenues.......................          $ 4,087,037   $    91,494   $ 1,968,088                                   $ 6,146,619
Cost of Goods sold.................            3,488,509            --       911,610                                     4,400,119
                                            ------------   -----------   -----------                                   -----------
Gross profit.......................              598,528        91,494     1,056,478                                     1,746,500
Operating expenses:
 Product Development ..............            1,487,523            --            --                                     1,487,523
 Selling and marketing ............            1,771,645            --            --                                     1,771,645
 General and administrative .......            2,307,556       987,586     1,259,405         223,125       116,845(6)    4,894,517
                                            ------------   -----------  ------------       ---------     ---------     -----------
  Total operating expenses.........            5,566,724       987,586     1,259,405         223,125(5)    116,845       8,153,685
                                            ------------   -----------  ------------       ---------     ---------     -----------
Income (loss) from operations......           (4,968,196)     (896,092)     (202,927)       (223,125)     (116,845)     (6,407,185)
Interest expenses..................              257,815         3,768       147,101                                       408,684
Other expenses (income)............                   --         9,356            --              --            --           9,356
                                            ------------   -----------  ------------        ---------    ---------     -----------
Income (loss) before provision for
 income taxes .....................           (5,226,011)     (909,216)     (350,028)       (223,125)     (116,845)     (6,825,225)
Benefit (provision) for income taxes
 before extraordinary items .......              (16,300)           --            --          89,250(3)     46,738(3)      119,688
                                            ------------   -----------  ------------        ---------    ---------     -----------
 Income (loss) before extraordinary items     (5,242,311)     (909,216)     (350,028)       (133,875)      (70,107)     (6,705,537)
 Extraordinary loss on early extinguishment
  of debt .........................              340,303            --            --              --            --         340,303
                                            ------------   -----------  ------------        ---------    ---------     -----------
  Net income (loss) ...............           (5,582,614)     (909,216)     (350,028)       (133,875)      (70,107)     (7,045,840)
                                            ============   ===========  ============        =========    =========      ==========
Per share of Common Stock:
 Loss before extraordinary items...         $      (1.46)                                                              $     (1.74)
 Extraordinary items ..............                 (.10)                                                                     (.09)
                                            ------------                                                               -----------
 Net loss .........................         $      (1.56)                                                              $     (1.83)
                                            ============                                                               ===========
Weighted average common shares
 outstanding ......................            3,584,722                                                                 3,852,819
                                            ============                                                               ===========

                                      -11-

                          MICROLEAGUE MULTIMEDIA, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1995

                                                                                      Pro Forma      Pro Forma
                               Microleague                     Micro      Rabbit     Adjustments    Adjustments
                              Consolidated      Ablesoft      Sports       Ears     for Ablesoft  for Micro Sport
                              ------------      --------      ------       ----     ------------  ---------------
                                                                                     (Unaudited)    (Unaudited)
Net Revenues.................   $5,010,156    $  547,206   $   185,437   $ 2,277,242
Cost of Goods Sold...........    2,374,975       156,082        18,481       505,517
                                ----------    ----------   -----------   -----------
Gross profit.................    2,635,181       391,124       166,956     1,771,725
                                ----------    ----------   -----------   -----------
Operating Expenses:
Selling and Marketing .......      515,882       160,208            --            --
General and Administrative ..    1,771,005       376,655     1,358,673     3,250,659     68,091(2)   297,500(5)
                                ----------    ----------   ------------  -----------   --------    ---------
  Total operating expenses ..    2,286,887       536,863     1,358,673     3,250,659     68,091      297,500
                                ----------    ----------   ------------  -----------   --------    ---------
Income (loss) from operations      348,294      (145,739)   (1,191,717)   (1,478,934)   (68,091)    (297,500)

Interest expenses.. .........      224,451        22,844         5,535        65,914     28,818(4)        --
Other expenses (income) .....       41,054        16,295       (75,021)           --         --           --
                                ----------    ----------   ------------  -----------   --------    ---------
Income (loss) before provision
 for income taxes ...........       82,789      (184,878)   (1,122,231)   (1,544,848)   (96,909)    (297,500)
Benefit for income taxes ....       16,300            --            --            --     38,763(3)   119,000(3)
                                ----------    ----------   ------------  -----------   --------    ---------
  Net income (loss)..........   $   99,089     $(184,878)  $(1,122,231)  $(1,544,848)   (60,845)    (178,500)
                                ==========    ==========   ============  ===========   ========    =========
Net income (loss) per common
 share ......................   $      .03
                                ==========
Weighted average common shares
  outstanding ..............     2,937,978
                                ==========

(RESTUB)

                                Pro Forma
                               Adjustments
                              for Rabbit Ears   Pro Forma
                              ---------------   ---------
                                (Unaudited)    (Unaudited)
Net Revenues.................                 $8,020,041
Cost of Goods Sold...........                  3,055,055
                                             -----------
Gross profit.................                  4,964,986

Operating Expenses:
Selling and Marketing .......                    676,090
General and Administrative ..   116,845(6)     7,239,428
                                -------      -----------
  Total operating expenses ..   116,845        7,915,518
                                -------      -----------
Income (loss) from operations  (116,845)      (2,950,532)

Interest expenses.. .........        --          347,562
Other expenses (income) .....        --          (17,672)
                                -------      -----------
Income (loss) before provision
 for income taxes ...........  (116,845)      (3,280,422)
Benefit for income taxes ....    46,738(3)       220,801
                                -------      -----------
  Net income (loss) .........   (70,107)      (3,062,320)
                                =======       ==========
Net income (loss) per common
  share .....................                 $      .87
                                              ==========
Weighted average common shares
  outstanding ..............                   3,514,957
                                              ==========

         Notes to Unaudited Consolidated Pro Forma Financial Information


Note 1 To record the excess of the purchase price for the net assets acquired under the purchase method of accounting for the Rabbit Ears' acquisition as well as eliminate assets and liabilities not assumed by Registrant. The purchase price allocation for Rabbit Ears is based on management's preliminary estimates of the fair value of the assets and liabilities assumed. The final allocation may differ from these estimates. In addition to the assumed liabilities, the consideration for the acquisition consists of 268,097 shares of the Registrant's common stock valued at $2,000,000.

Note 2 To record amortization expenses of $56,325 related to $751,000 of goodwill resulting from the Ablesoft Acquisition, which is being amortized over 10 years. Also reflects amortization of non-goodwill intangible assets over the same respective lives.

Note 3 To record an estimated tax provision at an assumed rate of 40% on the consolidated results from operations.

Note 4 To record interest expenses on debt incurred in connection with the Ablesoft acquisition offset by a reduction of interest expenses on APBA acquisition debt, which was converted to equity in 1996.

Note 5 To record amortization expenses of $282,500 related to goodwill and licensing fees from the Micro Sports acquisition, which is being amortized over 10 years. Also reflects depreciation of property, plant and equipment over 10 years.

Note 6 To record amortization expense of $116,845 related to goodwill from the Rabbit Ears' acquisition, which is being amortized over 20 years.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          MICROLEAGUE MULTIMEDIA, INC.
                          (Registrant)


Date: May 1, 1997         By: /s/ PETER R. FLANAGAN
                              ----------------------------
                             Name: Peter R. Flanagan
                             Title: Chief Financial Officer



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